News Release

For Immediate Release:

October 29, 2010

Watkins, MN - October 29, 2010 - International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), Dr. Michael Huddy, Ph.D. CEO, President and Director of International Barrier Technology Inc. (TSX.V - IBH) today announced that Tom Corcoran, an independent contractor,  has been appointed and contracted to function as Manager of Investor Relations. Mr. Corcoran will work directly with Melissa McElwee and be responsible for all aspects of communications with investors, shareholders and media.

"Mr. Corcoran is an excellent addition to Barrier's executive team," said Dr. Huddy. "His extensive skill-set will be of great value in increasing our Company's exposure to retail and institutional investors, and in bringing attention to our world-class, fire-retardant product, Pyrotite®, which in turn is manufactured and branded as LP® FlameBlock® Fire-Rated OSB Sheathing and Mule-Hide FR Deck Panel."

Mr. Corcoran graduated in 1989 from Simon Fraser University with an Applied Science degree in Communications. He spent a decade as a radio and TV journalist before launching a career in Corporate Communications for public companies involved in mining, specialty materials, nano-technology and gaming. Mr. Corcoran has exceptional writing, design and communication skills in addition to public speaking and presentation talent. Mr. Corcoran has further experience in corporate finance and has raised over $125 million on behalf of public companies.

Mr. Corcoran will be paid $7,500 per month (CDN) and will receive stock options to acquire 100,000 common shares of the Company, at a price of $0.15 per common share for a period of two years.

The Company further announces that it has granted stock options to a director of the Company to acquire 250,000 common shares of the Company, at a price of $0.15 per common share for a period of two years.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com

About International Barrier Technology Inc.
International Barrier Technology Inc. (OTCBB: IBTGF; TSXV: IBH) develops, manufactures, and markets proprietary fire-resistant building materials branded as LP® FlameBlock® Fire-Rated OSB Sheathing and Mule-Hide FR Deck Panel. Barrier's award-winning fire-resistant wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact.  Barrier's family of products provides customers a premium material choice meeting an increasingly challenging combination of requirements in residential and commercial building construction.  For more information please visit www.intlbarrier.com.

INTERNATIONAL BARRIER TECHNOLOGY INC.

_______________________

Michael D. Huddy

President, Director

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Contact:
Tom Corcoran
Investor Relations Manager or

Michael D. Huddy

President, CEO

International Barrier Technology, Inc.

International Barrier Technology Inc.
North America Toll Free: 1-866-735-3519
Email: tcorcoran@intlbarrier.com

Forward-Looking Information: The statements in this news release contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales. In each case actual results may differ materially from such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com